Exhibit 4.6

BERKSHIRE HATHAWAY FINANCE CORPORATION

OFFICERS’ CERTIFICATE

ESTABLISHING THE TERMS OF THE

FLOATING RATE SENIOR NOTES DUE 2014

January 11, 2011

The undersigned, Marc D. Hamburg and Daniel J. Jaksich, do hereby certify pursuant to Section 3.01 of that certain Indenture, dated as of February 1, 2010 (the “Indenture”), among Berkshire Hathaway Finance Corporation (the “Corporation”), Berkshire Hathaway Inc., as Guarantor, and The Bank of New York Mellon Trust Company, N.A., as trustee:

1. They are (i) the President and (ii) the Assistant Secretary, respectively, of the Corporation.

2. As such officers, they are authorized to execute and deliver this Officers’ Certificate on behalf of the Corporation.

3. Attached hereto as Annex A is a true and correct copy of a specimen note representing the Corporation’s Floating Rate Senior Notes due 2014 (the “Notes”).

4. The Notes are a separate series of Securities under the Indenture. The form of Notes attached hereto as Annex A is incorporated herein by reference.

5. The title of the Notes shall be the “Floating Rate Senior Notes due 2014”. The Notes will be the Corporation’s unsecured senior obligations, will rank pari passu in right of payment with all of the Corporation’s unsubordinated, unsecured indebtedness and will be Senior in right of payment to all of the Corporation’s subordinated indebtedness.

6. The Notes shall be issued at the initial offering price of 100% of the principal amount thereof.

7. The Corporation will initially issue $375,000,000 aggregate principal amount of Notes. The Corporation may issue additional Notes from time to time after the date hereof, and such Notes will be treated as part of the respective series of Notes for all purposes under the Indenture.

8. All of the Corporation’s obligations under the Notes will be unconditionally and irrevocably guaranteed by Berkshire Hathaway Inc., as Guarantor. The form of Guarantee is attached to the specimen note attached hereto as Annex A, and is incorporated herein by reference.

9. The principal amount of the Notes will mature on January 10, 2014.

10. The Notes are issuable in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

11. Interest on the Notes will be computed on the basis of a 360 day year of months having the actual number of days of each such month.

12. The Notes will bear interest from January 11, 2011 at a rate per annum equal to Three-Month LIBOR (Reuters Page LIBOR01) (“LIBOR”) (as determined quarterly, on the second London business day prior to the applicable Interest Payment Date (except that the initial Interest Determination Date (as defined in the Notes) will be January 7, 2011) in accordance with the provisions of the Notes) plus 0.330%, payable quarterly in arrears to holders of record of the Notes on each January 10, April 10, July 10 and October 10, commencing on April 10, 2011, to the holders of record of the Notes on the January 1, April 1, July 1 or October 1, as the case may be, immediately preceding such January 10, April 10, July 10 and October 10.

13. Payment of the principal of and interest on the Notes will be made at the office or agency of the Corporation maintained for that purpose in the City of New York, New York (or, if the Corporation does not maintain such office or agency, at the corporate trust office of the Trustee in the City of New York or if the Trustee does not maintain an office in the City of New York, at the office of a Paying Agent in the City of New York), in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debt; provided, however, that at the option of the Corporation payments of principal or interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

14. The Notes will initially be issued in the form of one or more Global Securities. The Depository Trust Company shall serve as the Depositary for such Global Securities.

15. The Notes shall be defeasible in whole or in part pursuant to the terms of the Indenture, including, without limitation, Section 13.02 and Section 13.03 of the Indenture.

16. The Notes are not redeemable.

All capitalized terms used herein and not otherwise defined shall have the meanings given such terms in the Indenture.

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IN WITNESS WHEREOF, this Officers’ Certificate has been executed by the undersigned on the Corporation’s behalf as of the date first written above.

/s/ Marc D. Hamburg
Name: Marc D. Hamburg Title: President

/s/ Daniel J. Jaksich
Name: Daniel J. Jaksich Title: Assistant Secretary

Annex A

Form of Floating Rate Senior Notes due 2014